Exhibit 99.7
PRELIMINARY FORM OF PROXY

Rhapsody Acquisition Corp.
825 Third Avenue, 40th Floor
New York, New York 10022

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RHAPSODY ACQUISITION CORP.

The undersigned appoints Eric S. Rosenfeld, Arnaud Ajdler and David D. Sgro as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Rhapsody Acquisition Corp. (‘‘Rhapsody’’) held of record by the undersigned on July 3, 2008, at the Special Meeting of Stockholders to be held on July 30, 2008, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ EACH OF THE PROPOSALS LISTED HEREIN. THE RHAPSODY BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE PROPOSALS LISTED HEREIN.
(Continued and to be signed on reverse side)

Please mark your votes like this **X**

PROXY CARD – RHAPSODY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2a, 2b, 2c, 2d, 2e, 2f, 3, 4 AND 5. THE RHAPSODY BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

Proposal	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Merger ("Merger Agreement"), among Rhapsody, Primoris Corporation ("Primoris") and certain of the stockholders of Primoris, which provides for the merger of Primoris into Rhapsody.	☐	☐	☐
2a. To approve an amendment to Rhapsodys' Amended and Restated Certificate of Incorporation to change the name of Rhapsody from Rhapsody Acquisition Corp. to Primoris Corporation.	☐	☐	☐
2b. To approve an amendment to Rhapsody's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Rhapsody's common stock from 15 million to 60 million.	☐	☐	☐
2c. To approve an amendment to Rhapsody's Amended and Restated Certificate of Incorporation to change Rhapsody's corporate existence to perpetual.	☐	☐	☐
2d. To approve an amendment to Rhapsody's Amended and Restated Certificate of Incorporation to delete the present Article Fifth, which states information regarding Rhapsody's incorporator and is not required in a restated certificate of incorporation, and the preamble and sections A through D, inclusive, of Article Seventh and to redesignate section E of Article Seventh as Article Sixth, which will no longer be applicable to Rhapsody after the merger, and to renumber succeeding Articles accordingly.	☐	☐	☐
2e. To approve an amendment to Rhapsody's Amended and Restated Certificate of Incorporation to incorporate the classification of directors that will result from the election of directors as proposed in Proposal 4, below.	☐	☐	☐
2f. To approve an amendment to Rhapsody's Amended and Restated Certificate of Incorporation to change certain verb tenses in Articles Second and Third, add language to Section A of Article Fourth to clarify that references to Rhapsody's preferred stock are meant to include any class or series of preferred stock and replace the pronoun "he" in Section B of Article Eighth (presently Article Ninth) with "such director or officer."	☐	☐	☐
3. To approve the 2008 Long-Term Incentive Equity Plan.	☐	☐	☐

4. Election of the following directors:	FOR all nominees listed to the left except as marked to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed to the left
Brian Platt, Peter J. Moerbeek, John P. Schauerman, Stephen C. Cook, Eric S. Rosenfeld, David D. Sgro and Thomas E. Tucker.	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

Proposal	FOR	AGAINST	ABSTAIN
5. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	☐	☐	☐

If you voted "AGAINST" Proposal Number 1 and you hold shares of Rhapsody common stock issued in the Rhapsody initial public offering, you may exercise your conversion rights and demand that Rhapsody convert your shares of common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of Rhapsody common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you affirmatively vote against the merger, continue to hold these shares through the effective time of the merger and deliver your stock certificate to Rhapsody's transfer agent. Failure to (a) vote against approval of the Merger Agreement, (b) check the following box, (c) deliver your stock certificate to Rhapsody's transfer agent promptly after the special meeting, or (d) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ Signature ____________________ Date __________, 2008.